FEBRUARY 24, 2022 / 2:00PM GMT, Q4 2021 Sturm Ruger & Company Inc Earnings Call

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q4 2021 Sturm Ruger & Company Inc Earnings Call EVENT DATE/TIME: FEBRUARY 24, 2022 / 2:00PM GMT

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 24, 2022 / 2:00PM GMT, Q4 2021 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

CONFERENCE CALL PARTICIPANTS

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

PRESENTATION

Operator

Good day, and thank you for standing by. Welcome to the Fourth Quarter 2021 Sturm, Ruger Earnings Conference Call. (Operator Instructions) Please be advised that today's conference is being recorded. (Operator Instructions)

I will now hand the conference over to your speaker today, Chris Killoy, Chief Executive Officer. Please go ahead.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good morning, and welcome to the Sturm, Ruger & Company Year-End 2021 Conference Call. I would like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Then Tom Dineen, our Chief Financial Officer, will give an overview of the fourth quarter and 2021 financial results. And then I will discuss our operations and the state of the market. After that, we'll get to your questions.

Kevin?

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thanks, Chris.

We want to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It's important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including, not limited to, the company's reports on Form 10-K for the year ended December 31, 2021, which, of course, we filed last night, and the Forms 10-Q for the first, second and third quarters of 2021. The copies of these documents may be obtained by contacting the company or the SEC or on the company website at ruger.com/corporate or, of course, at the SEC website at sec.gov.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 24, 2022 / 2:00PM GMT, Q4 2021 Sturm Ruger & Company Inc Earnings Call

We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2021, and our Forms 10-Q for the first 3 quarters of 2021, which also are posted to our website. Furthermore, the company disclaims all responsibility to update forward-looking statements.

Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Kevin. Now Tom will discuss the company's 2021 results.

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

Thanks, Chris.

For 2021, net sales were $730.7 million, and diluted earnings were $8.78 per share. For 2020, net sales were $568.9 million, and diluted earnings were $5.09 per share. The substantial increase in profitability in 2021 compared to 2020 is attributable to the increase in sales and production; the resulting favorable leveraging of fixed costs, including depreciation, engineering and other indirect labor expenses; reduced sales promotional activities; and increased labor and other manufacturing efficiencies.

For the fourth quarter of 2021, net sales were $168.0 million, and diluted earnings were $2.14 per share. For the corresponding period in 2020, net sales were $169.3 million, and diluted earnings were $1.78 per share. Diluted earnings per share in the fourth quarter of 2021 were increased by $0.18 due to a reduction in the effective tax rate for the year, which was recognized in the quarter.

At December 31, 2021, our cash and short-term investments, which are invested in U.S. T-Bills, totaled $221 million. Our current ratio was 4.3:1, and we had no debt. Our cash-laden, debt-free balance sheet will allow us to pursue acquisitions and other capital opportunities that may emerge.

At December 31, 2021, stockholders' equity was $363.7 million, which equates to a book value of $20.67 per share, of which $12.56 per share was cash and short-term investments.

In 2021, we generated $172 million of cash from operations. We reinvested $29 million of that back into the company in the form of capital expenditures, primarily related to new products. We estimate that 2022 capital expenditures will be approximately $20 million, predominantly related to new product development. Our ability to shift manufacturing equipment between cells and between facilities improves overall utilization and allows for reduced capital investment.

In 2021, we returned $59 million to our shareholders through the payment of dividends. Our Board of Directors declared an $0.86 per share quarterly dividend for shareholders of record as of March 11, 2022, payable on March 25, 2022. As a reminder, our quarterly dividend is approximately 40% of net income and, therefore, varies quarter-to-quarter.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 24, 2022 / 2:00PM GMT, Q4 2021 Sturm Ruger & Company Inc Earnings Call

That's the financial update for 2021. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom.

2021 was a great year for Ruger. We entered the year with virtually no finished goods inventory, so all of the firearms sold in 2021 had to be manufactured in 2021. Our 28% increase in sales would not have been possible without the 30% increase in production at our factories. And this 30% increase was achieved with a manpower increase of less than 10%.

These manufacturing efficiencies gains drove a 109% return on net operating assets for the year, which is a remarkable feat. Our dedicated workforce accomplished this despite the highly publicized challenges of tight labor markets, transportation and supply chain issues and COVID-19 obstacles that we experienced throughout the year.

Following a 44% increase in 2020, the sell-through of our products from distributors to retailers increased again in 2021, this time by 4%, despite the 12% reduction in the National Instant Criminal Background Check System background checks, as adjusted by the National Shooting Sports Foundation.

The increase in the sell-through of our products compared favorably to the decrease in adjusted NICS background checks in 2021 and may be attributable to strong consumer demand for our products; increased availability of our products at the distributors and at retail as a result of our increased production; and the introduction of popular new products.

Led by the award-winning Ruger-57 pistol, the MAX-9 pistol and the LCP MAX pistol, our new product sales in 2021 represented $155 million or 22% of firearm sales, an increase of $45 million from $111 million or 22% of firearm sales in 2020. As a reminder, derivatives and product line extensions of mature product families are not included in our new product sales calculations.

We ended 2021 on a high note as we shipped the first Ruger-made, Marlin lever-action rifles, the Model 1895 SBL chambered in .45-70 Government in December. During the past year, our team completed a thorough design and production review of the 1895, focused on ensuring the highest quality, accuracy and performance standards. Being a longtime Marlin fan, I knew that we needed to take our time and make sure that our reintroduction was nothing short of perfect.

From the quality of the firearm to clear ways for consumers to differentiate Ruger-made Marlins, we focused on getting every detail right. I look forward to reintroducing many more Marlins in 2022 and in the years to come. Long live the lever gun.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 24, 2022 / 2:00PM GMT, Q4 2021 Sturm Ruger & Company Inc Earnings Call

Our finished goods inventory remains significantly below pre-COVID-19 pandemic levels. Distributor inventories of our products increased 125,000 units in 2021, but remain below the level needed to support rapid fulfillment of retailer demand for most products.

We have an expansive product line, which ranges from our versatile pistols, to bolt-action hunting rifles, to our classic revolvers, to Marlin lever-action rifles. This provides some stability in the volatile firearms market as we can reallocate our labor and machinery to prioritize the manufacture of products that are in strong demand, while we replenish our inventories and models that appear to be in adequate supply in the distributions channel.

Our ability to reallocate resources and our willingness to maintain appropriate levels of inventory strengthen us as demand ebbs and flows within the various diverse sectors of the industry.

I'm excited as we enter 2022. We will remain disciplined and committed to our strategy of pursuing manufacturing excellence and vigorously developing innovative and exciting new products. We look forward to launching some of these new products under both the Ruger and Marlin brands in 2022.

Those are the highlights of 2021. Operator, may we have the first question?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question will come from the line of Ryan Hamilton from Morgan Dempsey Capital.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

What a day to record -- or report annual record earnings. Let's just dive in right away. You commented last quarter about ammo availability being an issue. Any comments on that front, what you're seeing and what you're hearing?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Ryan, good question. We are seeing better availability of ammunition, particularly in some of the core calibers like 9-millimeter and 556. So I think that is improving. I know the ammunition companies have all ramped up significantly. And so I think that is helping getting stocks a little closer back to the normal levels.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Great. Along those lines, you touched on NICS checks in your release. Do you think that product availability might be impacting -- or unavailability, I guess you could call it, is that impacting those numbers at all?

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 24, 2022 / 2:00PM GMT, Q4 2021 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I think that could have been an impact earlier in 2021 and certainly 2020, but I don't think that's an impact now. I think by and large, we're seeing retail shelves starting to -- with the exception of certain categories, in particular for Ruger products like our revolvers, Hawkeye rifles, things of that nature, which are still in very tight supply, we are seeing a return to some more normal inventory at retail. But we still got a lot of outages that we're trying to get filled for our customers.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Great. On Marlin, great job on the release on that. Without getting too specific, what does the margin profile look like for this rifle compared to some of your more legacy models?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, right now, of course, it's in the ramp stage. We're still growing that line. But over time, we expect it will be very similar to our other long gun lines produced in the Mayodan factory. So we're very comfortable with where it started and where it's going.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Okay. Great. And then you touched on the commodity, labor, supply chain stuff. Anything of note there on the commodities?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

No, I think -- yes, certainly, we're seeing inflation across the board, as our most manufacturers. However, our supply chain team has done a great job working with our suppliers. We have taken several price increases over the past 18 months. But I think we're seeing our ability and our strong balance sheet to buy forward on raw materials, helps us both in terms of some of that protecting against inflation as well as making sure we have available steel, aluminum, et cetera, to weather any downturns from a supply standpoint.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

I'm sure it helps that you manufacture everything in the U.S. and source most of that stuff. So that's great. Any price increases scheduled out for the next, I don't know, 6 to 9 months?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

None anticipated. It depends on if we see increased inflation on different commodities. That could change. But right now, we did just take a 3% price increase pretty much across the board on January 1.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Great. And then on the -- I always enjoy that you touch on new product sales. Do you break that out by the -- for the fourth quarter at all?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, typically, we don't break that out too much in that great a detail, Ryan. Below the new product category, I believe it was, for the year, was 22%. I think it was pretty close to that for fourth quarter as well.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 24, 2022 / 2:00PM GMT, Q4 2021 Sturm Ruger & Company Inc Earnings Call

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Okay. Great. And last one for me and I can jump back in line here. Any comments on the Remington settlement?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

No. Ryan, as you likely know, we're not involved in that case. And I think it's important to recognize what the settlement was and what it wasn't. There was no finding on liability there. The case never went to a jury, and this is a decision by the insurance companies to settle. So I really can't speak to their thinking on the matter.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

No, my thoughts exactly. Keep up the good work.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Ryan.

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

Thanks, Ryan.

Operator

The next question will come from the line of Rommel Dionisio from Aegis Capital.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Just a question on gross margins. The -- you had some nice sequential progress in gross margins. And given -- I think you touched on this a little bit, but given some of the headwinds in terms of raw materials and shipping, I wonder if you could just maybe give us a little granularity on what drove such solid gross margin, 37.7%, I think. Was it mix shift or new products, something else going on there?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, when you get that volume, you're covering a lot of that fixed overhead, and that's one of the biggest contributors. Our new products were a big factor. Things like the Ruger-57 pistol, the MAX-9 and the LCP MAX were all very solid performers for us. So I think that beyond that, the level of the price increases we took last year and then going into the fourth quarter helped us some as well.

But I think there was lots of good things happening in terms of driving that gross margin, most of which really I attribute to the good work of our folks in the factory. They did a phenomenal job. It's not just the big factors like price increases and commodity costs. It's really their effort on continuous improvement, daily kaizen, taking cost out and taking waste out has really been a big factor in those gross margin numbers.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 24, 2022 / 2:00PM GMT, Q4 2021 Sturm Ruger & Company Inc Earnings Call

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Great. Okay. And maybe just one quick follow-up. I think on the prior conference call, you guys have chatted about the expansion of your North Carolina facility and some of the supply chain things you were doing. I wonder if you could just give us an update on how that's progressing and where you are there.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. The Mayodan facility in North Carolina has been the -- had the lead on our Marlin production, although we've had folks from all 3 of our locations assisting in that. But that's where we located the Marlin assets, and the 1895 is built right there in our main factory in Mayodan. We recently leased another facility nearby, about the same square footage, essentially doubling our square footage down there in North Carolina. And that gives us opportunity to move our finished goods over there, move our call center there, and it will be -- allow us to put additional production lines in that facility.

And so I think it bodes well for Ruger and especially with Marlin, we've got the 1894 coming, the 336 and then some of the other product line expansions and new product initiatives we have. I think that will be a great facility for us, and it's a great workforce, as are all our locations. But I think that will pay dividends in the future.

Operator

(Operator Instructions) Our next question is from the line of Mark Smith from Lake Street Capital.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

First question for me, I just wanted to talk about production a bit. Did you guys, in Q4, maybe take any more holiday time-off or were there COVID issues that impacted the quarter? Just looking at production coming down a little bit sequentially.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I mean part of that is certainly COVID was a factor in Q4, no doubt about it. But we also made -- there were a couple of lines that we adjust our SIOP rates, our sales inventory operations planning. We tend to think about our product lines in terms of units per day. And while a couple of new product lines were ramping up, there were 1 or 2 legacy lines that we did throttle back a little bit on production, partly to manage labor and just make sure we weren't going to oversupply anything going into the market.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And that leads to the next question. Orders and pricing, in our view, still looked really pretty solid. Can you talk about what you're seeing in regards to demand today?

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 24, 2022 / 2:00PM GMT, Q4 2021 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, we try to focus less on the incoming order rates than we do on what's outgoing from our distributors. We have good visibility on what our distributors are shipping to retailers. And that's the barometer we use for our planning purposes, watching what they're shipping to retailers. That still looks good. It's not where it was, say, a year ago at this time, but it's very solid and it's across the board. We're seeing good strength from our distributor sell-through, as we refer to it, or distributor sales.

And I think as we go forward, we'll continue to watch that, and we adjust our production on every 2 weeks just to make sure we're trying to get distributors and retailers what they need and, at the same time, making sure we don't produce too many things that they're not looking for.

The diversity of our product line, which we touched on earlier, really helps us in that regard because we've got some categories where we, frankly, under-delivered over the past 1.5 years, things like our double-action and single-action revolvers that we need to focus some more on. We've also got things like our legacy product lines, like our Hawkeye rifles, No. 1 rifles, things of that nature, again, not giant needle movers, but products that are much in demand that I get e-mails from consumers looking for those guns all the time. So it gives us an opportunity to fill in some of those holes in the inventory at retail and wholesale level.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Yes. And that's kind of my next question. As we watch these shipments from distributors to retail as well as some of the incoming orders, how should we watch from the outside to make sure orders don't get too high, the inventory levels are at a healthy place so we don't see an overbuild similar to what we saw in kind of late 2016, 2017?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes, good point. Again, all of our orders that we received from our wholesalers are non-cancelable orders. But that doesn't mean that we just ship regardless of what the situation is from an inventory standpoint. We watch very closely what they have in inventory. We watch what they're selling. And we keep an eye on that, and that feeds into how we run our business. So even though they're non-cancelable orders on our books, it doesn't mean we just disregard what's going on in the marketplace and what's going on with their inventories to try to keep them healthy and keep their retailers healthy.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Got it. That's great. And the last one for me, we've talked a lot about new products, and the pure number of new products sold has been really solid. Can you give any insight into kind of how you view that metric as we move into 2022? With Marlin, would you expect that to skew higher? Or do you have some products that are maybe rolling off kind of a 2-year, I think Wrangler maybe rolls off and some other products in your outlook for new products as far as revenue coming from that?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes, a good point, a good question, Mark. I mean Wrangler has rolled off as has, in this quarter, the Ruger-57 will roll off. So I mean those are things, because of our strict metric that we use, that 2-year horizon, even though those sales remain strong and great profit generators, we don't count it after 2 years. So we've got some new things coming, and I'm sure they'll be contributing.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

FEBRUARY 24, 2022 / 2:00PM GMT, Q4 2021 Sturm Ruger & Company Inc Earnings Call

So that will be the biggest thing is what new products are in the hopper that obviously, we're not going to talk about today, but there are some good things coming, and we're excited about it. Our engineers are working very hard. We've got some dedicated teams in all 3 facilities really working on some cool things to bring to market.

Operator

(Operator Instructions) And I'm not showing any further questions in the queue. I'd like to turn the call back over to Chris for any closing remarks.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, operator.

In closing, I would like to thank all of you for your continued interest in Ruger. And I would like to thank our loyal customers and our over 1,900 hard-working members of the Ruger team who design, manufacture and sell rugged, reliable firearms every day in our American factories.

I hope you will be able to join us at our Virtual 2022 Annual Meeting on Monday, May 9. Further details of that meeting will become available in early April.

Thanks once again.

Operator

This concludes today's conference call. Thank you for participating. You may now disconnect. Everyone, have a great day.

DISCLAIMER

Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes

In the conference calls upon which Event Briefs are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT BRIEFS REFLECTS REFINITIV'S SUBJECTIVE CONDENSED PARAPHRASE OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT BRIEF. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

©2022 Refinitiv. All Rights Reserved.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.